Exhibit 99.1

Rithm Property Trust Inc. Announces Second Quarter 2025 Results

NEW YORK, NY— (BUSINESS WIRE) —Rithm Property Trust Inc. (NYSE: RPT, “Rithm Property Trust” or the “Company”) today announced the following information for the quarter ended June 30, 2025.
“The second quarter was a pivotal quarter for Rithm Property Trust as we laid the foundation for growth of our core investment portfolio,” said Michael Nierenberg, CEO of Rithm Capital. “With a robust pipeline, a disciplined investment approach and a focused team, we are well positioned to build on this momentum and deliver sustained value for our shareholders.”
Financial Highlights:
•GAAP comprehensive income of $1.4 million, or $0.03 per diluted common share(1),(2)
•Earnings available for distribution of $0.1 million or $0.00 per diluted common share(1),(3)
•Paid a common dividend of $2.7 million or $0.06 per common share
•Book value per common share of $5.37(1)

	Q2 2025	Q1 2025
Summary of Operating Results:
Comprehensive Income per Diluted Common Share(1),(2)	$0.03	$0.02
Comprehensive Income (in millions)	$1.4	$1.1

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1),(3)	$0.00	$0.02
Earnings Available for Distribution(2) (in millions)	$0.1	$0.7

Book Value:
Book Value per Common Share	$5.37	$5.40
Book Value (in millions)	$244.0	$245.3
Common Shares Outstanding	45,420,752	45,420,752
Total Equity (in millions)	$294.6	$295.9

Common Dividend Paid:
Common Dividend per Share	$0.06	$0.06
Common Dividend (in millions)	$2.7	$2.8
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(1)Per diluted common share calculations for both GAAP comprehensive income and earnings available for distribution are based on weighted-average diluted shares of 45,420,364 and 45,422,030 for the quarters ended June 30, 2025 and March 31, 2025, respectively. Book value per share is based on 45,420,752 common shares outstanding for each of the quarters ended June 30, 2025 and March 31, 2025.
(2)Comprehensive income is a GAAP financial measure that adjusts GAAP net income by any unrealized gain (loss) on investment securities measured at fair value through other comprehensive income and the related income tax effect, if any.
(3)Earnings available for distribution is a non-GAAP financial measure. For a reconciliation of earnings available for distribution to GAAP comprehensive income, as well as an explanation of this measure, please refer to the section entitled “Non-GAAP Financial Measures and Reconciliation to GAAP Comprehensive Income.”

Financial results for the quarter ended June 30, 2025, are included in the tables at the end of this press release.
Additional Information
For additional information that management believes is useful for investors, please refer to the latest presentation posted on the News & Events - Presentations section of the Company’s website, www.rithmpropertytrust.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

Earnings Conference Call
Rithm Property Trust will host a conference call at 5:00 PM Eastern Time on Thursday, July 24, 2025, to review its financial results for the quarter ended June 30, 2025. A webcast of the conference call will be available to the public on a listen-only basis at the Company’s website, www.rithmpropertytrust.com. Participants are encouraged to pre-register for the webcast at https://events.q4inc.com/attendee/244898556. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the webcast. A copy of the earnings release will also be posted to the News & Events – Press Releases section of the Company’s website.
A replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, August 7, 2025 in the Events & Presentations section of the Company’s website.

RITHM PROPERTY TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
($ in thousands except share and per share amounts)

	Three months ended
	June 30, 2025	March 31, 2025
Net Interest Income
Interest income	$13,636	$13,200
Interest expense	(9,423)	(9,386)
Net interest income	4,213	3,814

Expenses
Related party loan servicing fee	493	510
Related party management fee	1,603	1,445
Professional fees	854	894
General and administrative	1,011	904
Total expense	3,961	3,753

Other Income (Loss)
Unrealized gain on mortgage loans held-for-sale, net	2,519	970
Other loss	(846)	(4,558)
Total other income (loss)	1,673	(3,588)

Income (Loss) before Income Taxes	1,925	(3,527)
Income tax expense (benefit)	26	(136)
Net Income (Loss)	1,899	(3,391)
Net income attributable to the noncontrolling interests	1	3
Net Income (Loss) Attributable to Rithm Property Trust Inc.	1,898	(3,394)
Dividends on Preferred Stock	1,286	350
Net Income (Loss) Attributable to Common Stockholders	$612	$(3,744)
Unrealized gain on available-for-sale securities	640	4,424
Amortization of unrealized gain on held-to-maturity securities	141	434
Comprehensive Income	$1,393	$1,114

Net Income (Loss) per Share of Common Stock
Basic	$0.01	$(0.08)
Diluted	$0.01	$(0.08)
Comprehensive Income per Share of Common Stock
Basic	$0.03	$0.02
Diluted	$0.03	$0.02
Weighted Average Number of Shares of Common Stock Outstanding
Basic	45,418,752	45,422,030
Diluted	45,420,364	45,422,030

RITHM PROPERTY TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
($ in thousands except per share amounts)

	June 30, 2025	March 31, 2025
Assets
Cash and cash equivalents	$98,629	$97,439
Mortgage loans held-for-sale, net	27,588	27,469
Mortgage loans held-for-investment, net	378,894	386,997
Commercial mortgage-backed securities, at fair value	275,204	275,541
Residential mortgage-backed securities	184,065	184,425
Other investments	39,154	43,559
Other assets	10,839	12,901
Total Assets	$1,014,373	$1,028,331
Liabilities and Equity
Liabilities
Secured bonds payable, net	$241,764	$250,903
Repurchase financing agreements	362,502	367,010
Unsecured notes, net	108,077	107,862
Accrued expenses and other liabilities	7,441	6,636
Total Liabilities	719,784	732,411
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, $0.01 par value, 25,000,000 shares authorized, 2,084,232 shares issued and outstanding, $52,106 aggregate liquidation preference respectively	50,785	50,785
Common Stock $0.01 par value, 125,000,000 shares authorized, 47,085,117 shares issued and 45,420,752 shares outstanding, respectively	471	471
Additional paid-in capital	425,052	425,052
Treasury stock	(11,594)	(11,594)
Accumulated deficit	(166,623)	(164,510)
Accumulated other comprehensive loss	(3,352)	(4,133)
Stockholders’ Equity in Rithm Property Trust Inc.	294,739	296,071
Noncontrolling interests	(150)	(151)
Total Stockholders’ Equity	294,589	295,920
Total Liabilities and Equity	$1,014,373	$1,028,331

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP COMPREHENSIVE INCOME
“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; and (ii) other net income and losses not related to the performance of the investment portfolio.

The Company has three primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio, including any impairment or reserve for expected credit losses; and (iii) the Company’s operating expenses and taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within other net income and losses, management primarily excludes equity-based compensation expenses.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP comprehensive income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, comprehensive income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of GAAP Comprehensive Income to Earnings Available for Distribution
($ in thousands except per share amounts)

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure:

	Three months ended
	June 30, 2025	March 31, 2025
Comprehensive income — GAAP	$1,393	$1,114
Adjustments:
Net income attributable to noncontrolling interest	1	3
Realized and unrealized gains	(1,265)	(317)
Other adjustments(1)	5	(83)
Earnings Available for Distribution — Non-GAAP	$134	$717

Weighted average shares - basic	45,418,752	45,422,030
Weighted average shares - diluted	45,420,364	45,422,030

Basic Earnings Available for Distribution per common share	$0.00	$0.02
Diluted Earnings Available for Distribution per common share	$0.00	$0.02
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(1) Other adjustments include amortization, income taxes and stock-based compensation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain information which constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “seek,” “believes,” “intends,” “expects,” “projects,” “anticipates,” “plans” and “future” or similar expressions are intended to identify forward-looking statements. These statements are not historical facts. These forward-looking statements represent management’s current expectations regarding future events and are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond our control. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings, including the Company’s recent proxy statements, filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
ABOUT RITHM PROPERTY TRUST
Rithm Property Trust is a real estate investment platform externally managed by an affiliate of Rithm Capital Corp. (“Rithm Capital”) (NYSE: RITM). Rithm Property Trust has historically focused on acquiring, investing in and managing re-performing loans and non-performing loans secured by single-family residences and commercial properties. In connection with the 2024 strategic transaction with Rithm Capital, the Company transitioned to a flexible commercial real estate focused investment strategy. Rithm Property Trust is a Maryland corporation that is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes.

Investor Relations
646-868-5483
ir@rithmpropertytrust.com